EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the securities of Scholar Rock Holding Corporation is, and any amendments thereto signed by each or any of the undersigned shall be, filed on behalf of each of such person pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: July 29, 2024

INVUS PUBLIC EQUITIES, L.P.

By:	INVUS PUBLIC EQUITIES ADVISORS,
LLC, its general partner

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

INVUS GLOBAL MANAGEMENT, LLC

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

SIREN, L.L.C.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President

MR. RAYMOND DEBBANE

By:	/s/ Raymond Debbane

ARTAL INTERNATIONAL S.C.A.

By:	ARTAL INTERNATIONAL
MANAGEMENT S.A., its managing partner

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director

ARTAL INTERNATIONAL MANAGEMENT S.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director

ARTAL GROUP S.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Authorized Person

WESTEND S.A.

By:	/s/ Anne Goffard
Name:	Anne Goffard
Title:	Managing Director

STICHTING ADMINISTRATIEKANTOOR WESTEND

By:	/s/ Amaury Wittouck
Name:	Amaury Wittouck
Title:	Sole Member of the Board

MR. AMAURY WITTOUCK

/s/ Amaury Wittouck